As filed with the Securities and Exchange Commission on July 22, 2005
                                               Registration No. 333-______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                                    11-2408943
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         THE ESTEE LAUDER COMPANIES INC.
                        FISCAL 2002 SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                               Sara E. Moss, Esq.
              Executive Vice President, General Counsel and Secretary
                         The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:

                            Jeffrey J. Weinberg, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================

Title of Securities to be Registered         Amount to be           Proposed Maximum          Proposed Maximum       Amount of
                                             Registered(1)(2)       Offering Price Per        Aggregate Offering     Registration
                                                                    Share(1)                  Price(1)               Fee(1)
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $0.01 per Share                    999,706 shares         --                        --                     --

=================================================================================================================================

(1) Pursuant to Instruction E of Form S-8 and the telephonic interpretation of the Securities and Exchange Commission (the "Commission") set forth in Section
G. Securities Act Forms, No. 89 ("Interpretation 89"), of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, the 999,706 shares of Class A Common Stock, par value $0.01 per share, registered hereby (the "Shares") are being carried forward from a Registration Statement on Form S-8 filed on November 17, 1995 (Registration No.33-99554) (the "November 1995 Form S-8") in connection with The Estee Lauder Companies Inc. (the "Company") Fiscal 1996 Share Incentive Plan and Employment Agreements and from Registration Statements on Form S-8 filed on November 5, 1998 (Registration No. 333-66851) and November 1, 2001 (Registration No. 333-72650) (the "1999 Plan S-8s") in connection with the Company's Fiscal 1999 Share Incentive Plan. A total registration fee of $140,526.56 was paid with respect to the November 1995 Form S-8 and the 1999 Plan S-8s. Pursuant to Instruction E to Form S-8 and Interpretation 89, no additional registration fee is due with respect to the Shares registered hereby.

(2) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

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                                       2

                                EXPLANATORY NOTE

         This Registration Statement registers 999,706 additional shares of Class A common stock of The Estee Lauder Companies Inc. (the "Company"), par value $0.01 per share (the "Class A Common Stock"), for issuance pursuant to benefits awarded under the Company's Fiscal 2002 Share Incentive Plan. The contents of an earlier Registration Statement on Form S-8 filed with respect to the Company's Fiscal 2002 Share Incentive Plan, as filed with the Securities and Exchange Commission on November 1, 2001, Registration No. 333-72684, are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 21st day of July, 2005.


                                 THE ESTEE LAUDER COMPANIES INC.

                                 By: /s/ Richard W. Kunes
                                     -------------------------------------
                                     Name:  Richard W. Kunes
                                     Title: Executive Vice President and
                                            Chief Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Lauder, Richard W. Kunes and Sara E. Moss, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                                 Date
---------                           -----                                 ----
/s/ William P. Lauder               President, Chief Executive            July 21, 2005
-------------------------------     Officer and Director
William P. Lauder                   (Principal Executive Officer)


/s/ Leonard A. Lauder               Chairman of the Board of              July 21, 2005
-------------------------------     Directors
Leonard A. Lauder


/s/ Charlene Barshefsky             Director                              July 21, 2005
-------------------------------
Charlene Barshefsky


/s/ Rose Marie Bravo                Director                              July 21, 2005
-------------------------------
Rose Marie Bravo


/s/ Mellody Hobson                  Director                              July 21, 2005
-------------------------------
Mellody Hobson


/s/ Irvine O. Hockaday, Jr.         Director                              July 21, 2005
-------------------------------
Irvine O. Hockaday, Jr.



                                           5

/s/ Aerin Lauder                    Director                              July 21, 2005
-------------------------------
Aerin Lauder


/s/ Ronald S. Lauder                Director                              July 21, 2005
-------------------------------
Ronald S. Lauder


/s/ Richard D. Parsons              Director                              July 21, 2005
-------------------------------
Richard D. Parsons


/s/ Marshall Rose                   Director                              July 21, 2005
-------------------------------
Marshall Rose


/s/ Lynn Forester de Rothschild     Director                              July 21, 2005
-------------------------------
Lynn Forester de Rothschild


/s/ Barry S. Sternlicht             Director                              July 21, 2005
-------------------------------
Barry S. Sternlicht


/s/ Richard W. Kunes                Executive Vice President and          July 21, 2005
-------------------------------     Chief Financial Officer
Richard W. Kunes                    (Principal Financial and
                                    Accounting Officer)


                                  EXHIBIT INDEX

 4(a)     -       Restated Certificate of Incorporation, dated November 16, 1995
                  (incorporated by reference to Exhibit 3.1 to the Company's
                  Annual Report on Form 10-K for the fiscal year ended June 30,
                  2003) (File No. 001-14064).

 4(b)     -       Certificate of Amendment to Restated Certificate of
                  Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  December 31, 1999)(File No. 001-14064).

 4(c)     -       Certificate of Designations for the Series A Cumulative
                  Redeemable Preferred Stock (incorporated by reference to
                  Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003) (File No. 001-14064).

 4(d)     -       Amended and Restated By-Laws (incorporated by reference to
                  Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 17, 2005) (File No. 001-14064).

 4(e)     -       The Estee Lauder Companies Inc. Fiscal 2002 Share Incentive
                  Plan (incorporated by reference to Exhibit 4(d) to the Company's Registration Statement on Form S-8 (No. 333-72684), filed on November 1, 2001).

 5        -       Opinion of Weil, Gotshal & Manges LLP.

 23(a)    -       Consent of KPMG LLP.

 23(b)    -       Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

 24       -       Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).







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